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                                                                     EXHIBIT 8.2

                                  May 15, 2001

Broadbase Software, Inc.
181 Constitution Drive
Menlo Park, CA  94025
Attention:  Board of Directors

          Re:  Exhibit Tax Opinion to the S-4 Registration Statement Filed in
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               Connection with the Merger Transaction Involving Broadbase
               ----------------------------------------------------------
               Software, Inc., and Kana Communications Inc.
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Ladies and Gentlemen:

          We have been requested to render this opinion concerning certain matters of United States federal income tax law in connection with the proposed merger (the "Merger") involving Broadbase Software, Inc., a corporation organized and existing under the laws of the State of Delaware ("Target") and Arrow Acquisition Corp., a corporation organized and existing under the laws of State of Delaware ("Company"), which is a wholly owned first tier subsidiary of Kana Communications, Inc., a corporation organized and existing under the laws of the State of Delaware ("Parent"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on May 15, 2001, as amended from time to time thereafter ("S-4 Registration Statement"). Our opinion has been requested in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

          The Merger is structured as a statutory merger of the Company with and into Target, with Target surviving the merger and becoming a wholly-owned subsidiary of Parent, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among Company, Parent, and Target, dated as of April 9, 2001, and exhibits thereto (collectively, the "Agreement"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").
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          We have acted as legal counsel to Target in connection with the
Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

          1.  The Agreement;

          2.  The S-4 Registration Statement; and

          3. Such other instruments and documents related to Parent, Company, Target and the Merger as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          (1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          (2) Any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

          (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the State of Delaware;

          (4) At all relevant times prior to and including the Effective Date,
(i) no outstanding indebtedness of Target has or will represent equity for tax purposes; (ii) no outstanding equity of Target has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Target capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

          (5) The Merger will be reported by Parent, Company and Target on their respective federal income tax returns in a manner consistent with the opinion set forth below.

          Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material Federal Income Tax
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Considerations," insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material Federal Income Tax Considerations."

          Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

          No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Parent, Company or Target; (ii) any transaction which Target Common Stock is acquired or Parent Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Target Common Stock; (iv) the effects of the Merger and Parent's assumption of outstanding options to acquire Target stock on the holders of such options under any Target employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any Target stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of (S) 280G of the Code; and (vii) the application of the collapsible corporation provisions of (S) 341 of the Code to Parent, Company or Target as a result of the Merger; (viii) any special application of the alternative minimum tax provisions in the Code; and (ix) any special tax consequences applicable to insurance companies, securities dealers, financial institutions, tax exempt organizations or foreign persons.

          No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.
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          This opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement where it appears. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to such opinion and Fenwick & West LLP therein is not intended to create liability under applicable state law to any person other than Target, our client.


                              Very truly yours,

                              /s/ Fenwick & West LLP

                              Fenwick & West LLP
                              A Limited Liability Partnership
                              Including
                              Professional Corporations